SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)
May 8, 2007

DYNEGY INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33443	20-5653152
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Louisiana, Suite 5800
Houston, Texas 77002
(Address of principal executive offices including Zip Code)

                    (713) 507-6400
(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On May 8, 2007, Dynegy Inc. (“Dynegy”) issued a press release announcing its first quarter 2007 financial results and updating its 2007 guidance estimates. The press release contains certain non-GAAP financial information. The reconciliation of such non-GAAP financial information to GAAP financial measures is included in the press release and the schedules thereto. Further, the press release contains updated 2007 guidance estimates and other statements intended as “forward-looking statements,” all of which are subject to the cautionary statement about forward-looking statements set forth therein. A copy of Dynegy’s May 8, 2007 press release is furnished herewith as exhibit 99.1 and is incorporated herein by this reference.

In accordance with SEC Release No. 33-8176, the information contained in such press release shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Dynegy management will hold an investor conference call at 9:00 a.m. ET (8:00 a.m. CT) on Tuesday, May 8, 2007 to review its first quarter 2007 financial results and related information and update its 2007 guidance estimates. A live simulcast of the conference call, together with the related presentation materials, will be available on the Internet in the “News and Financials” section of www.dynegy.com.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Document
*99.1	Earnings Press Release dated May 8, 2007.

* Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNEGY INC. (Registrant)

Dated: May 8, 2007	By:	/s/ Kent R. Stephenson
	Name:	Kent R. Stephenson
	Title:	Senior Vice President

EXHIBIT INDEX

Exhibit No.	Document
*99.1	Earnings Press Release dated May 8, 2007.

* Furnished herewith.